---------------------
                          FLORIDA COMMUNITY BANKS, INC.
                              ---------------------


                                                                  March 25, 2004


Dear Fellow Shareholders:

     We are pleased to invite you to Florida Community Banks, Inc.'s Annual Meeting of Shareholders. This year's Annual Meeting will be held at our main office located at 1400 North 15th Street, Immokalee, Florida 34142, on Thursday, April 22, 2004, at 5:30 p.m.

     The Notice of the Annual Meeting of Shareholders and Proxy Statement attached to this letter describe the formal business that will be transacted at the Annual Meeting, primarily the election of directors. Our directors and officers will be present at the Annual Meeting to respond to your questions and discuss our performance and plans.

     Regardless of the number of shares that you own, your vote is important. Please sign and date the enclosed Proxy Card or voting instruction form promptly and return it in the postage-paid envelope which has been provided. If you prefer to vote in person at the Annual Meeting, you will be given that opportunity.

     On behalf of our Board of Directors and employee team, we look forward to seeing you at the Annual Meeting.

                                                                      Sincerely,


                                             /s/ Stephen L. Price
                                           -------------------------------------
                                           Stephen L. Price
                                           Chairman of the Board,
                                           President and Chief Executive Officer

                              ---------------------
                          FLORIDA COMMUNITY BANKS, INC.
                              ---------------------

                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 22, 2004

     The 2004 Annual Meeting of Shareholders of Florida Community Banks, Inc. ("FCBI") will be held at our main office located at 1400 North 15th Street, Immokalee, Florida 34142, on April 22, 2004, at 5:30 p.m. At the meeting, the following items will be presented and voted upon:

     I    The election of ten members of FCBI's Board of Directors;

     II The adjournment of the Annual Meeting to solicit additional proxies in the event there are not sufficient votes to approve the foregoing item; and

     III The transaction of any other business that properly comes before the Annual Meeting, or any adjournment thereof.

     FCBI's Board of Directors has fixed the close of business on March 22, 2004, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. You are encouraged to complete the enclosed Proxy Card or voting instruction form and return it in the postage prepaid, pre-addressed envelope which is enclosed. If you would like to vote in person, you will be permitted to revoke your proxy by attending the meeting and voting at that time.

                                             By Order of the Board of Directors,


                                             /s/ Stephen L. Price
                                           -------------------------------------
                                           Stephen L. Price
                                           Chairman of the Board,
                                           President and Chief Executive Officer


Immokalee, Florida
March 22, 2004

                              ---------------------
                          FLORIDA COMMUNITY BANKS, INC.
                              ---------------------

                                 PROXY STATEMENT
                       2004 ANNUAL MEETING OF SHAREHOLDERS

                               GENERAL INFORMATION

Solicitation and Voting of Proxies

     This Proxy Statement and the accompanying Proxy Card are furnished to Florida Community Banks, Inc.'s ("FCBI") shareholders of record as of March 22, 2004. By this mailing, your Board of Directors is soliciting proxies for use at the Annual Meeting on April 22, 2004. The Annual Meeting will be held at 5:30 p.m. in our main office at 1400 North 15th Street, Immokalee, Florida. Our Annual Report on Form 10-K is enclosed with this Proxy Statement. This document provides important information about our business, including audited financial statements and is first being mailed to our shareholders on or about March 25, 2004.

     It is important that your shares be represented by proxy or that you be present in person at the Annual Meeting. If you wish to vote by proxy, please complete the enclosed Proxy Card or voting instruction form and return it, signed and dated, in the enclosed postage-paid envelope. Even if you presently intend to attend the Annual Meeting, we request that you also submit a proxy or instruction form. This will ensure that your shares are voted if you later cannot attend the Annual Meeting. Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. The Board recommends that you vote:

     o    "FOR" the election of the ten director nominees; and

     o "FOR" the adjournment of the Annual Meeting to solicit additional proxies if there are not sufficient votes to elect the ten director nominees.

     If you do not indicate a preference, the proxy holders will vote in accordance with the Board's recommendations. Although the Board of Directors knows of no additional business that will be presented for consideration at the Annual Meeting, execution of the enclosed Proxy Card confers discretionary authority on the proxy holders to vote your shares in accordance with their best judgment on any other business that may properly come before the Annual Meeting, or any adjournment thereof.

Voting Procedures

     Only holders of record of our common stock at the close of business on March 22, 2004, the shareholder record date, will be entitled to vote at the Annual Meeting. A majority of record holders representing a majority of our outstanding common stock, present or represented by proxies, constitutes a quorum. The number of shares of our common stock outstanding on December 31, 2003, was 3,747,641, held by approximately 900 shareholders. Each share of common stock entitles its owner to one vote upon each matter to come before the Annual Meeting.

     In accordance with Florida law and FCBI's Bylaws, directors will be elected at the Annual Meeting by a plurality of the votes cast. Any other matter on which shareholders vote at the Annual Meeting will be determined by the affirmative vote of a majority of the votes cast.

     A shareholder may abstain or withhold a vote with respect to any item submitted for shareholder approval. Abstentions and withheld votes will be counted as being present for purposes of determining the existence of a quorum, but will be counted as not voting in favor of any proposal brought before the Annual Meeting. Since the proposals to be considered at the Annual Meeting will be determined by the total votes cast, abstentions and withheld votes will not affect such matters.

     If your shares are held by a brokerage firm or bank, under certain circumstances it may vote your shares. Such entities have authority to vote their customers' shares on certain routine matters, including the election of directors. When a firm or bank votes its customers' shares on routine matters, these shares are also counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm or bank cannot vote its customers' share on non-routine matters. Accordingly, these shares are not counted as votes against a non-routine matter, but rather not counted at all for these matters. There are no non- routine matters being considered at this Annual Meeting.

     The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares of common stock are represented by certificates or book entries in your name so that you appear as a shareholder on the records of our stock transfer agent, a Proxy Card for voting those shares will be included with this Proxy Statement. You may vote those shares by completing, signing and returning the Proxy Card in the enclosed postage pre-paid, pre-addressed envelope.

     If you own shares through a brokerage firm (e.g., shares held in "street name"), you may instead receive a voting instruction form with this Proxy Statement that you may use to instruct how your shares are to be voted. As with a Proxy Card, you may vote your shares by completing, signing and returning the voting instruction form in the envelope provided. Many brokerage firms have arranged for internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form.

Attendance and Voting at the Annual Meeting

     If you own common stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by Proxy Card. If you own common stock through a brokerage account, you may attend the Annual Meeting, but in order to vote your shares at the meeting, you must obtain a "legal proxy" from the brokerage firm that holds your shares. You should contact your brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting, so we will be able to determine if a quorum is present. You may change or revoke your proxy at the Annual Meeting in the manner described below even if you have already voted.

Revocation of Proxy

     Any shareholder holding common stock of record may revoke a previously granted proxy at any time before it is voted by delivering to our Corporate Secretary a written notice of revocation, or a duly executed Proxy Card bearing a later date, or by attending the Annual Meeting and voting in person. Any shareholder holding common stock through a brokerage firm may change or revoke previously given voting instructions by contacting the brokerage firm, or by obtaining a legal proxy from the brokerage firm and voting in person at the Annual Meeting.

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

     At the Annual Meeting, shareholders are being asked to elect all ten of our directors to hold office until the next Annual Meeting of Shareholders, or until their respective successors have been elected and qualified. Shares of our common stock that are represented by properly executed proxies will be voted for the nominees named below, unless otherwise specified on the Proxy Card. We are not aware of any of the nominees being unavailable to serve, but if that should occur before the Annual Meeting, proxies that do not withhold authority to vote for directors will be voted for the election of such other person as the Board of Directors may choose to nominate, unless the Board votes to reduce the size of the Board to the actual number of nominees. To the best of our knowledge, no nominee is being proposed for election pursuant to any agreement between that person and any other person.

     The affirmative vote of a plurality of the votes cast at the Annual Meeting is needed to elect a director. Abstentions on withheld votes will have the same effect as votes against a director nomi- nee.

     Information relating to the business experience, age and beneficial ownership of common stock of each director nominee is set forth below. Also included in this table is information related to our non- director executive officers. Except as otherwise indicated below, this table includes all shares of common stock for which the director or officer has sole voting and investment power, has shared voting and investment power with a spouse, or holds in an IRA or other retirement program as of December 31, 2003, and options which are exercisable within 60 days of the date of this Proxy Statement. To the best of our knowledge, no shareholder, other than those listed below, beneficially owns 5% or more of our common stock.


                           (Table to follow this page)


                                                                                 Year
                                                                                 First                                    Percent
                                                                                Elected         Shares         Vested        of
                   Name and Principal Occupation                      Age      Director          Owned         Options     Class
         ------------------------------------------------            ----     ----------        -------       ---------   -------
Beauford E. Davidson - LaBelle, Florida                               68            1998         20,395              -         -(1)
Owner of Davidson's Drycleaners. Former director of HC Financial
Corporation & Hendry County Bank.

Larry T. Hall - LaBelle, Florida                                      63             N/A          6,582(2)       3,552         -(1)
Florida Community Bank Area President for LaBelle.

Raymond T. Holland - Immokalee, Florida                               57             N/A          7,401(3)       6,048         -(1)
Florida Community Bank Area President for Immokalee.

Thomas S. Junker - Port Charlotte, Florida                            43             N/A            864          5,664         -(1)
Florida Community Bank Area President for Charlotte County.

Patrick B. Langford - LaBelle, Florida                                48            1998          4,554              -         -(1)
Sales Manager for Langford Ford Company. Former director of
HC Financial Corporation & Hendry County Bank.

Lewis J. Nobles, Jr. - LaBelle, Florida                               77            1998        147,690(4)           -       3.94
Owner of Nobles Farms. Vice Chairman of the Bank. Former
Chairman of HC Financial Corporation & Hendry County Bank.

Thomas V. Ogletree - Bonita Springs, Florida                          59             N/A          1,094(5)       4,416          -(1)
Senior Vice President & Chief Financial Officer of FCBI and
Florida Community Bank.

Jon R. Olliff - LeHigh Acres, Florida                                 68            1996         36,500(6)           -          -(1)
President of Olliff, Trapp, Hamilton & Hered, DDS, P.A.

James O'Quinn - Immokalee, Florida                                    54            1991        183,456              -       4.90
Owner and operator of B&D Farms, Inc.; Tomato Man, Inc.;
Melon Pac, Inc.; & James O'Quinn Groves.

Stephen L. Price - Immokalee, Florida                                 54            1981         60,726(7)      17,280       2.07
Chairman of the Board & President & Chief Executive Officer of
FCBI & Florida Community Bank.

Bernard T. Rasmussen - LaBelle, Florida                               73            1998         34,252(8)           -          -(1)
Citrus grower & retired Post Master. Former Corporate Secretary
& director of HC Financial Corporation & Hendry County Bank.

R.A. Roberts - Immokalee, Florida                                     81            1962         56,263              -       1.50
Cattle Rancher.

Daniel G. Rosbough  -  Immokalee, Florida                             68            1991        193,588(9)           -       5.17
General Manager of Chapman Fruit Co.

William Strohm - LeHigh Acres, Florida                                56             N/A          4,120(10)      2,592          -(1)
Senior Vice President & Chief Operations Officer of Florida
Community Bank.

John G. Tamblyn - Immokalee, Florida                                  57             N/A            206          3,072          -(1)
Bank Area President for Lee County.

James E. Williams, Jr. - Immokalee, Florida                           71            1982        246,813(11)          -       6.59
Owner of Williams Farms.

All directors and executive officers as a group (16 individuals)                              1,004,504         42,624      27.63
                                                                                             ===========       ========    =======
(Footnotes to follow this page)


                                                                  4

(Footnotes from previous page)
------------------------------

     (1)  Less than 1%.

     (2) Includes 154 shares owned by Mr. Hall's spouse's IRA and 324 shares owned by Larry T. Hall, Inc., of which Mr. Hall is the sole shareholder.

     (3) Includes 112 shares owned by Mr. Holland's spouse; 227 shares owned by his spouse's Roth IRA and 2,542 shares owned by her IRA.

     (4)  Includes 6,924 shares owned by Mr. Nobles' spouse.

     (5)  Includes 129 shares owned by Mr. Ogletree's spouse's IRA.

     (6)  Includes 18,250 shares owned by Mr. Olliff's spouse as Trustee.

     (7) Includes 25 shares owned by Mr. Price's spouse and 327 owned with his grandchildren.

     (8)  Includes 1,324 shares owned by Mr. Rasmussen's spouse.

     (9) Includes 9,703 shares owned by F&F Farms, Inc., of which Mr. Rosbough is a 50% owner and 183,865 shares owned by Rosbough Enterprises Limited, of which Mr. Rosbough is the general partner.

     (10) Includes 175 shares owned by Mr. Strohm's spouse's IRA.

     (11) Includes 110,835 shares owned by Mr. Williams' spouse.

--------------------------------------------------------------------------------
               The Board of Directors Recommends that Shareholders
              Vote "For" the Election of the Ten Director Nominees.
--------------------------------------------------------------------------------

                               BOARD OF DIRECTORS

Meetings

     During the year ended December 31, 2003, FCBI's Board of Directors held four meetings. All of our directors attended at least 75% of the total meetings of the Board of Directors and those Board committees on which each director served.

Committees

     The Board has two standing committees - the Executive Committee and the Audit Committee.

     The Executive Committee has the authority of the Board of Directors when the Board is not in session. The Executive Committee may exercise all powers of the Board of Directors in the management of the business and affairs of FCBI under Florida law. The Executive Committee did not meet in 2003 and is composed of Messrs. Stephen L. Price (Chairman), Lewis J. Nobles, Jr., Jon R. Olliff, and James E. Williams, Jr.

     The Audit Committee reviews FCBI's auditing, accounting, financial reporting and internal control functions. The Audit Committee recommends our independent auditor and reviews its services. The Audit Committee has adopted a formal charter. The Board of Directors believes that the members of the Audit Committee are all "Independent Directors" under the National Association of Securities Dealers' definition, in that they have no relationships that would impair their abilities to objectively and impartially execute their duties. The Audit Committee does not have a designated financial expert. Based on the size and scope of FCBI's operations, its geographic location, the experience of its Board and the difficulties inherent in recruiting a financial expert, the Board has decided not to have an Audit Committee financial expert at this time.

     Audit Committee Report: During 2003 and 2004, the Audit Committee met four times to review and discuss with FCBI's management and independent auditors:

     o our audited financial statements for the fiscal year ended December 31, 2003;

     o those matters required to be discussed by Statement on Auditing Standards 61; and

     o the written disclosures and letter from the independent auditor regarding its independence, as required by Independence Standards Board Standard No. 1.

     Based upon those reviews and discussions, the Audit Committee recommended that our audited financial statements be included in our Form 10-K for the fiscal year ended December 31, 2003. The members of the Audit Committee are:
Messrs. Bernard T. Rasmussen (Chairman), Lewis J. Nobles, Jr. and Jon R. Olliff.

     FCBI does not have a standing Nominating or Compensation Committee. The Board of Directors acts as a Nominating Committee for the annual selection of nominees for the election of directors. While the Board of Directors will consider nominees recommended by shareholders, it has not actively solicited such recommendations nor has it to date established any director nominee criteria or shareholder nominee procedures. The Board of Directors is reviewing the requirements of new Securities and Exchange Commission rules to determine if a Nominating Committee should be established and to set forth FCBI's position regarding shareholder nominations.

Compensation

     Directors are paid fees of $500 per month. Directors that serve on the Executive Committee receive an additional $150 per month. In 2003, the Board of Directors voted to award each director, except for Messrs. Beauford E. Davidson, Lewis J. Nobles and Bernard T. Rasmussen, a $6,000 bonus. The Board awarded Mr. Nobles a $719 bonus and Mr. Rasmussen a $1,214 bonus. In lieu of paying $6,000 bonuses to Messrs. Davidson, Nobles and Rasmussen, we contributed certain amounts to a deferred compensation program established by Hendry County Bank prior to its 1998 merger with Florida Community Bank. The amounts of these contributions were: (i) $14,469 for Mr. Davidson; (ii) $5,281 for Mr. Nobles; and (iii) $4,786 for Mr. Rasmussen. These bonuses and contributions were awarded based on our level of profitability and the directors' roles in attaining that level of profitability.

                             EXECUTIVE COMPENSATION

     Our executive compensation program is designed to:

     o    attract and retain qualified management;

     o    meet short-term financial goals; and

     o    enhance long-term shareholder value.

     We strive to pay each executive officer the base salary that would be paid on the open market for a fully qualified officer in that position. The Board of Directors determines the level of base salary and any incentive bonus for our Chief Executive Officer and other officers based upon competitive norms, derived from annual surveys published by several independent banking institutes and private companies specializing in analysis of financial institutions. Such surveys provide information regarding compensation of financial institution officers and employees based on the size and geographic location of the financial institution and serve as a benchmark for determining executive salaries. Actual salary changes and discretionary bonus awards are based upon the Board of Directors' evaluation FCBI's overall performance, the officer's responsibilities and the officer's individual job performance.

Each officer is given the opportunity to earn an annual performance bonus, generally in the range of 10 to 20% of the officer's base salary. In the fiscal year ending December 31, 2003, bonuses were paid to executive officers for: (i) our overall performance during 2003 (based on the discretionary evaluation); and
(ii) the executive's role in helping us to meet our overall performance goals.

Board Committee Interlocks and Insider Participation in Compensation Decisions

     Mr. Stephen L. Price, the FCBI's and Florida Community Bank's President and Chief Executive Officer, also serves as a member of the Board of Directors. Mr. Price participated in the Board's deliberations regarding executive compensation, but not regarding his own compensation.

Summary Compensation Table

     The following table sets forth compensation information regarding the President and Chief Executive Officer, and our four other most highly compensated executive officers whose aggregate compensation exceeded $100,000 in 2002.


                                                       Annual Compensation (1)
------------------------------------------------------------------------------------------------------------------------------------
                Name and                                                                         Securities         Other Annual
           Principal Position                   Year            Salary            Bonus          Underlying       Compensation (2)
                                                                                                   Options
-----------------------------------------  -------------- ------------------ ---------------- ----------------- --------------------
Stephen L. Price                                2003      $          175,000 $        187,500             8,000 $             53,800
FCBI and Florida Community Bank                 2002                 160,000          155,000                 -               53,800
President/CEO                                   2001                 150,000          130,000            28,800               48,391

Larry T. Hall                                   2003      $           97,000 $         23,425             2,400 $             24,086
Florida Community Bank                          2002                  92,000           22,300                 -               22,860
Area President for LaBelle                      2001                  89,000           19,225             4,320               22,022

Raymond T. Holland                              2003      $          102,000 $         19,550                 - $             21,310
Florida Community Bank                          2002                  99,000           15,475                 -               22,895
Area President for Immokalee                    2001                  96,000           19,400            10,080               23,481

Thomas S. Junker                                2003      $          106,000 $         26,650             3,200 $             26,530
Florida Community Bank                          2002                 100,000           24,500                 -               24,900
Area President for Charlotte County             2001                  97,000           21,425             8,640               24,097

John G. Tamblyn                                 2003      $          124,000 $         23,100             1,200 $             29,420
Florida Community Bank                          2002                 119,000           21,975                 -               28,195
Area President for Lee County                   2001                 116,000           19,900             4,320               15,261
-----------------------

     (1) Includes all compensation in the year earned whether received or deferred at the election of the executive.

     (2) Includes fees paid or amounts contributed to the accounts of each executive officer during the year listed:



Stephen L. Price                              2003            2002            2001
-------------------                      --------------  --------------  --------------
Directors Fees                           $       13,800  $       13,800  $       13,800
Profit Sharing Plan                              20,000          20,000          17,591
Pension Plan                                     20,000          20,000          17,000
                                         --------------  --------------  --------------
         Total:                          $       53,800  $       53,800  $       48,391
                                         ==============  ==============  ==============

Larry T. Hall                                 2003            2002            2001
-------------------                      --------------  --------------  --------------
Profit Sharing Plan                      $       12,043  $       11,430  $       11,199
Pension Plan                                     12,043          11,430          10,823
                                         --------------  --------------  --------------
         Total:                          $      124,066  $       22,860  $       22,022
                                         ==============  ==============  ==============



Raymond T. Holland                            2003            2002            2001
-------------------                      --------------  --------------  --------------
Profit Sharing Plan                      $       12,155  $       11,448  $       11,941
Pension Plan                                     12,155          11,447          11,540
                                         --------------  --------------  --------------
         Total:                          $       21,310  $       22,895  $       23,481
                                         ==============  ==============  ==============

Thomas S. Junker                               2003           2002            2001
-------------------                      --------------  --------------  --------------
Profit Sharing Plan                      $        13,265 $       12,450  $       12,254
Pension Plan                                      13,265         12,450          11,843
                                         --------------- --------------  --------------
         Total:                          $        26,530 $       24,900  $       24,097
                                         =============== ==============  ==============

John G. Tamblyn                                2003           2002            2001
-------------------                      --------------  --------------  --------------
Profit Sharing Plan                      $        14,710 $       14,098  $        7,761
Pension Plan                                      14,710         14,097           7,500
                                         --------------- --------------  --------------
         Total:                          $        29,420 $       28,195  $       15,261
                                         =============== ==============  ==============

Option Grants Table

     The following table sets forth information concerning stock options granted to the executive officers listed above. All options are exercisable 40% one year after grant and 20% after the second, third and fourth years.


                                                       Option Grants
--------------------------------------------------------------------------------------------------------------------------
                                                Percent of                                  Potential Realizable Value at
                               Number of      Total Options                                     Assumed Annual Rates of
                              Securities       Granted to                                      Stock Price  Appreciation
                              Underlying        Employees       Exercise     Expiration             for Option Term
Name                        Option Granted       in 2003         Price          Date              5%                 10%
-------------------------  ----------------  ---------------   ----------   ------------   -------------------------------
Stephen L. Price                   8,000              38.46%   $   24.00           2013    $    120,720       $    306,000
Larry T. Hall                      2,400(1)           11.54        16.67(1)        2013          25,160             63,776
Thomas S. Junker                   1,200(1)            5.77        16.67(1)        2013          12,580             31,888
Thomas S. Junker                   2,000               9.62        24.00           2013          44,840             91,160
John G. Tamblyn                    1,200(1)            5.77        16.67(1)        2013          12,580             31,888
----------------

     (1)  Adjusted for a six-for-five stock split in November, 2003.

Aggregated Option Values at December 31, 2003

     Based on the last reported trades of FCBI common stock, prior to December 31, 2003, we have estimated the value FCBI common stock to be $24.00 per share. Based on this value, the following table sets forth information concerning the value of stock options owned by the five executive officers listed above.


                                  Aggregated Option Values at December 31, 2003

                                       Number of Securities Underlying              Value of Unexercised
                                           Unexercised Options at                   In-the-Money Options
                                              December 31, 2003                     at December 31, 2003
                                             -------------------                   ---------------------

Name                                      Exercisable/Unexercisable               Exercisable/Unexercisable
---------------------------------  ---------------------------------------  -----------------------------------
Stephen L. Price                                17,280/19,520                         $198,720/$132,480
Larry T. Hall                                    3,552/3,168                           $36,844/$30,427
Raymond T. Holland                               6,048/4,032                           $70,296/$37,368
Thomas S. Junker                                 5,664/6,176                           $63,135/$59,682
John G. Tamblyn                                  3,072/2,448                           $33,327/$25,150


Executive Officers Who Are Not Directors

     In addition to Mr. Price, Florida Community Bank had six other executive officers in 2003, one of whom is also an executive officer of FCBI, their business experience is described below. None of the executive officers are related by blood, marriage or adoption to any director or other executive officer. Officers are elected annually by our Board of Directors.

Larry T. Hall, age 63, joined Florida Community Bank in July 1998. Mr. Hall serves as the Area President for LaBelle. From October 1996 to July 1998, Mr. Hall was Vice President of the Credit Services Group for the Independent Bankers' Bank of Florida, Lake Mary, Florida. Mr. Hall served as the Senior Vice President and Senior Loan Officer for Farmers and Dealers Bank, Gainesville, Florida from February 1993 to September 1996. Mr. Hall is a graduate of the L.S.U. School of Banking of the South.

Raymond T. Holland, age 57, joined Florida Community Bank in January 1994, as Senior Vice President. Mr. Holland was promoted to Executive Vice President/Lending in January 1995. He was promoted to Area President for Immokalee in January 1998. Mr. Holland has been a resident of Immokalee, Florida since 1994. Mr. Holland is a graduate of the L.S.U. School of Banking of the South.

Thomas S. Junker, age 43, joined Florida Community Bank in December 1997. Mr. Junker serves as the Area President for Charlotte County. From 1993 to December 1997, Mr. Junker was Senior Vice President and South County Lending Executive for SouthTrust Bank, N.A., Venice, Florida.

Thomas V. Ogletree, age 59, joined Florida Community Bank in March 2001. Mr. Ogletree is FCBI's and the Bank's Chief Financial Officer and a Senior Vice President. Mr. Ogletree also serves as Corporate Secretary of FCBI. From 1999 to 2001, he was Senior Vice President and Chief Financial Officer of Marine National Bank, Naples, Florida. Prior to that time, Mr. Ogletree was Controller of DCT of Ocala, Inc., an automobile finance company.

William Strohm, age 56, joined Florida Community Bank in September 2000. Mr. Strohm is the Bank's Chief Operations Officer and a Senior Vice President. From 1997 to 2000, he was the Senior Vice President of Community Bank in Blountsville, Alabama. Prior to that period, Mr. Strohm was Vice President and Chief Operations Officer for Citizens National Bank in Russellville, Kentucky.

John G. Tamblyn, age 57, joined Florida Community Bank in March 2000. Mr. Tamblyn serves as Area President for Lee County. From May 1994 to February 2000, Mr. Tamblyn was Senior Vice President and Senior Lender for SouthTrust Bank of Southwest Florida.

                                EMPLOYEE BENEFITS

     Profit Sharing Plan. In 1973, Florida Community Bank adopted a Defined Contribution Benefits Plan ("Profit Sharing Plan") for substantially all of its employees. The Profit Sharing Plan provides for contributions of a portion of our net profits to a trust for the benefit of participating employees. Our Board of Directors annually determines the amount of the contribution, which is also subject to the percentage of earnings limitations imposed by the Internal Revenue Code of 1986, as amended. All full-time employees become eligible to participate in the Profit Sharing Plan when they have completed 12 months of service prior to the beginning of a Profit Sharing Plan year. An employee's rights under the Profit Sharing Plan vest 20% after three years of service and an additional 20% for each of the next four years of service, being fully vested after seven years of credited service. A year of service means a Profit Sharing Plan year in which the employee has worked 1,000 hours for us. Effective January 1, 2004, the Profit Sharing Plan was amended to provide a 401(K) option to participants with certain incentive matching contribution provisions.

     Our contributions are allocated to each participant in the proportion that an employee's compensation bears to the compensation of all participants in the Profit Sharing Plan. We made no contribution for 2003.

     Pension Plan. In 1966, Florida Community Bank adopted a Defined Contribution Pension Plan for the benefit of its employees ("Pension Plan"). The Pension Plan provides that we shall make a specific contribution of 10% of the total employee compensation it pays in each year to the Pension Plan. The Pension Plan is also subject to the percentage of earnings limitations imposed by the Internal Revenue Code of 1986, as amended. All full-time employees become eligible to participate in the Pension Plan when they have completed 12 months of service prior to the beginning of a Pension Plan year. An employee's rights under the Pension Plan vest 20% after three years of service and an additional 20% for each of the next four years of service, being fully vested after seven years of credited service. A year of service means a Pension Plan year in which the employee has worked 1,000 hours for us. The Pension Plan was merged with the Profit Sharing Plan, effective December 31, 2003, with the latter plan surviving.

     Our contributions are allocated to each participant in the proportion that an employee's compensation bears to the compensation of all participants in the Pension Plan. The aggregate contribution for 2003 was $426,394.

     Employee Stock Ownership Plan. In 2003, Florida Community Bank adopted a Defined Contribution Employee Stock Ownership Plan for the benefit of its employees ("ESOP"). The ESOP provides for contributions of a portion of our net profits to a trust for the benefit of participating employees. Our Board of Directors annually determines the amount of the contribution, which contribution shall be invested primarily in the capital stock of FCBI. Contributions are also subject to the percentage of earnings limitations imposed by the Internal Revenue Code of 1986, as amended. All full-time employees become eligible to participate in the ESOP when they have completed 12 months of service prior to the beginning of an ESOP year. An employee's rights under the ESOP vest 20% after three years of service and an additional 20% for each of the next four years of service, being fully vested after seven years of credited service. A year of service means an ESOP year in which the employee has worked 1,000 hours for us. The ESOP also contains a 401(K) option for participants, with certain incentive matching contribution provisions.

     Our contributions are allocated to each participant in the proportion that an Employee's compensation bears to the compensation of all participants in the ESOP. The aggregate contribution for 2003 was $435,523.

     2002 Key Employee Stock Compensation Program. At the 2002 Annual Meeting, our shareholders approved the 2002 Key Employee Stock Compensation Program ("Stock Program") to provide for the grant of both incentive and non-statutory stock options to purchase shares of our common stock to our full time employees.

     The purpose of the Stock Program is to advance FCBI's interests by providing key employees an additional incentive and to attract additional persons of experience and ability to join our employee team in the future. Incentive stock options are designed to result in beneficial tax treatment to the employee, but no tax deduction for us. Employees who are granted incentive stock options incur tax liability only when they sell the stock which they acquire through the exercise of their options. Compensatory stock options do not give the employee the tax benefits of an incentive stock option, but a tax deduction is available to us and tax liability is incurred by the employee when the options are exercised.

     Options granted under the Stock Program are exercisable in one or more installments and may be exercisable on a cumulative basis, as determined by a committee formed to administer the Stock Program ("Program Administrators"). The Board of Directors has selected Jon R. Olliff (Chairman), Bernard T. Rasmussen and James O'Quinn to serve as the Program Administrators.

     The maximum number of shares of common stock which may be subject to options granted under the Stock Program at any given time is 187,398. Under the Stock Program, participants may each be granted an option to purchase shares of common stock at a price not less than its "Fair Market Value" (as that term is defined in the Stock Program) on the date the option is granted. Under no circumstances will the Fair Market Value be less than one-and-one-half times the book value of the underlying common stock.

     In no case are any options, however, exercisable for the first year following the date they are granted. In addition, no options may be exercisable for a term longer than 10 years, and in the case of an employee who owns more than 10% of the combined voting power of all classes of stock, the term of any incentive option will be limited to three years. None of our employees owns 10% or more of our common stock.

     Options are not transferable, except in the case of the death of the optionee. Furthermore, except for a 90-day exception in the case of death or disability, all options terminate no later than 30 days following an optionee's termination of employment.

     In the event FCBI enters into an agreement to dispose of all or substantially all of its assets or stock, all options granted pursuant to the Stock Program shall become immediately exercisable. Furthermore, in the event of a change of control, or threatened change of control, all options granted pursuant to the Stock Program will become immediately exercisable; provided, however, that no options will be exercisable for a period of six months from the date of grant. The term "control" generally means the acquisition of 25% or more of FCBI's voting securities by any person or group of persons acting in concert. This provision may have the effect of deterring hostile changes of control by increasing the costs of acquiring control.

     The terms of the Stock Program may be amended by the Program Administrators, except that no amendment may increase the maximum number of shares included in the Stock Program, change the exercise price of the options, increase the maximum term established for any option, or permit a grant to a person who is not a full-time employee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain of our directors, officers and employees have banking relationships with Florida Community Bank. Loans made to directors, executive officers and principal shareholders, defined as individuals owning 10% or more of the Bank's common stock are governed under the provisions of Section 22(h) of the Federal Reserve Act, which requires that any loans made to such people, or to any of their related interests, must: (i) be on substantially the same terms, including interest rates and collateral as those prevailing at the time for comparable transactions with non-affiliated parties; and (ii) not involve more than the normal risk of repayment or present other unfavorable features. All such Bank loans conformed to such characteristics in 2003. There is, however, an exception for loans made to such employees that are made pursuant to a benefit or compensation package that is widely available to all employees and does not give a preference to directors, executive officers and principal shareholders. There is also an aggregate limit of the greater of $25,000 or 5% of the amount of Florida Community Bank's unimpaired capital and unimpaired surplus on all loans to an individual, unless the amount has been approved by the Board of Directors and the prospective borrower has abstained from participating in the voting.

     There is a further exception regarding loans to executive officers of Florida Community Bank. Executive officers are those people who participate, or who have authority to participate, in major policy making functions of Florida Community Bank, regardless of their title. Florida Community Bank may lend any otherwise permissible sum of money to an executive officer for: (i) financing the education of the officer's children; (ii) a Board of Director's approved first mortgage on the officer's residence; or (iii) a loan secured by certain low-risk collateral. Florida Community Bank may also lend up to the higher of $25,000 or 2.5% of Florida Community Bank's unimpaired capital and unimpaired surplus (but never more than $100,000) to an executive officer for any other purpose.

     As of December 31, 2003, Florida Community Bank had an aggregate total of $5,632,459 outstanding in loans and other extensions of credit to directors and executive officers. Florida Community Bank makes loans in the normal course of business to shareholders. There are no shareholders who own 10% or more of our common stock and as such, the loans to shareholders are not included in the $5,632,459 aggregate amount. All of the outstanding loans to directors and executive officers are performing pursuant to their terms.

     In addition, during 2003, we paid Langford Ford, Inc., a business interest of director Patrick B. Langford, a total of $167,397 for automobiles and related services. We also paid to Rosbough Enterprises, Ltd., of which director Daniel
G. Rosbough is a general partner, $158,093 in 2003, to lease our Ft. Myers branch office. These transactions were on terms no less favorable to us than would have been available from an unrelated third party.

                                   PROPOSAL II
                        ADJOURNMENT OF THE ANNUAL MEETING

     We also seek your approval to adjourn the Annual Meeting in the event that there are not sufficient number of votes to approve Proposal I at the Annual Meeting. In order to permit proxies that we have received to be voted for an adjournment, we are submitting this Proposal as a separate matter for your consideration. If it is necessary to adjourn the Annual Meeting, and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting we will give no notice to shareholders, other than an announcement made at the Annual Meeting.

--------------------------------------------------------------------------------
         The Board of Directors Recommends that Shareholders Vote "FOR"
             the Approval of the Adjournment of the Annual Meeting.
--------------------------------------------------------------------------------

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and any person who beneficially owns more than 10% of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and more than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms which they file. During 2003, all 16 of our directors and executive officers who own our stock filed Form 4s and/or Form 5s with the Securities and Exchange Commission. The information on these filings represents the current ownership position of all 16 individuals. Based solely on the review of copies of the filings we have received or written representations from such reporting persons, it is our belief that during 2003, all such filings applicable to our officers, director or 10% shareholders were made timely, except for one Form 4 of Stephen Price, completed on time and submitted to the SEC on paper. Having recently changed its filing procedures, the SEC rejected the paper filing and required an electronic submission. The Form 4 was promptly resubmitted electronically.

                              SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in our proxy materials for the 2005 Annual Meeting, a shareholder's proposal to take action at such meeting must be received at our main office at 1400 North 15th Street, Immokalee, Florida 34142-2189, on or before November 25, 2004. Proposals must comply with the Securities and Exchange Commission's proxy rules as provided in 17 C.F.R.
Section 240.14a-8 in order to be included in our proxy materials.

                             STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in FCBI's cumulative total stockholders' return on our common stock with: (i) the NASDAQ National Market; and (ii) SNL Financial LC's index for southeastern banks and bank holding companies whose securities are listed on the Over- The-Counter Bulletin Board or the "pink sheets" for the years ended December 31, 2000 to 2003, inclusive.


                                             (GRAPHIC IMAGE)



                                                             Period Ending
                                ------------------------------------------------------------------------
Index                           12/31/99        12/31/00        12/31/01        12/31/02        12/31/03
--------------------------------------------------------------------------------------------------------
Florida Community Banks, Inc.     100.00          118.11          136.11          162.72          203.46
NASDAQ - Total US                 100.00           60.87           48.21           33.17           49.96
SNL South OTC-BB and Pink Banks   100.00           85.55           92.66          115.44          154.55

SNL Financial LC, Charlottesville, VA
(c)2004                                                                                   (434) 977-1600

     The graph assumes an initial investment of $100 at the end of 2000 and the reinvestment of all dividends during the periods indicated.

                INFORMATION PERTAINING TO FLORIDA INTANGIBLE TAX
                       AND VALUATION OF BANK COMMON STOCK

     Section 199.032, Florida Statutes, imposes a tax of one mil (0.001%) on the just value of certain intangible assets having a taxable situs in Florida. Such assets include securities such as our common stock. Payment of this tax is due by June 30, 2004. There is, however, an exemption from payment, if the aggregate intangible tax due from a taxpayer is less than $60.00. Pursuant to Section 199.062, FloridaStatutes, we are obligated to inform our shareholders as to the just value of Bank common stock as of December 31, 2003. Based on reported recent trades of our common stock, we believe that $24.00 per share is a valid estimate of the just value of a share of our common stock for the purposes of the Section 199.062. Based on this estimate, the tax imposed on each share of FCBI common stock would be $0.024. Please be advised that the Florida Department of Revenue is not obligated to accept our estimate. If you should have any questions regarding your duty to pay the intangible tax or the tax in general, you should consult with your attorney or tax adviser.

                      AVAILABILITY OF FINANCIAL STATEMENTS
                           AND ADDITIONAL INFORMATION

     Accompanying this Proxy Statement is our 2003 Annual Report and Form 10-K, which include our audited financial statements. Additional copies of the Annual Report and Form 10-K are available to shareholders at no charge. Any shareholder who would like an additional copy should contact: Thomas V. Ogletree, Chief Financial Officer, Florida Community Banks, Inc., 1400 North 15th Street, Immokalee, Florida 34142.

     We currently file periodic reports with the Securities and Exchange Commission (including Form 10-Ks, Form 10-Qs, Proxy Statements, etc.). We file these periodic reports electronically via EDGAR and they can be reviewed at the Securities and Exchange Commission's website: www.sec.gov. They can also be inspected and copied at the Securities and Exchange Commission's Public Reference Section, 450 Fifth Street, NW, Washington, DC 20549.

                 FLORIDA COMMUNITY BANKS, INC. - REVOCABLE PROXY

This Proxy is solicited on behalf of the Board of Directors of Florida Community Banks, Inc.

The undersigned shareholder of Florida Community Banks, Inc. hereby appoints Stephen L. Price and Thomas V. Ogletree as Proxies, each with the power to appoint his substitute, and hereby authorizes either of them to represent and to vote, as designated below, all the shares of Florida Community Banks, Inc. held of record by the undersigned on March 22, 2004, at the 2004 Annual Meeting of Shareholders ("Annual Meeting") to be held at 5:30 p.m., Eastern Time, on Thursday, April 22, 2004, or at any adjournment thereof, at our main office,1400 North 15th Street, Immokalee, Florida.

The undersigned shareholder may revoke this Proxy at any time before it is voted by either filing a written notice of revocation, delivering a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

            PLEASE VOTE BELOW AND SIGN AND DATE IN THE SPACE PROVIDED

I.   ELECTION OF DIRECTORS (Check only one):

FOR all nominees listed below except as marked to the contrary
                                                                           -----
WITHHOLD AUTHORITY to vote for all nominees listed below
                                                                           -----

(INSTRUCTION: To withhold authority for any individual nominee, strike a line through the nominee's name in the list below.)


Beauford E. Davidson     Lewis J. Nobles, Jr.     James O'Quinn        Bernard T. Rasmussen     Daniel G. Rosbough
Patrick B. Langford      Jon R. Olliff            Stephen L. Price     R.A. Roberts             James E. Williams, Jr.

II. Approval of the adjournment of the Annual Meeting to solicit additional proxies in the event that there are not sufficient votes to approve one or more of the foregoing Proposals.


          FOR                       AGAINST                              ABSTAIN
     -----                     -----                                -----

IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO TRANSACT AND TO VOTE UPON SUCH OTHER BUSINESS as may properly come before this Annual Meeting, or any adjournments thereof.

NOTE: When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED.

IMPORTANT: Please sign your name exactly as it appears on this Proxy. When shares are held jointly, both owners should sign. When signing as attorney, executor, administrator, agent, trustee, or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by president or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.

The undersigned acknowledges receipt from Florida Community Banks, Inc., prior to the execution of this Proxy, of a Notice of the Annual Meeting, a Proxy Statement dated March 25, 2004, and the 2003 Annual Report, which includes audited financial statements for the year ended December 31, 2003.

                                X
------------------------         -----------------------------------------------
                                Signature
------------------------
                                X
[Label]                          -----------------------------------------------
                                Signature if held jointly
------------------------
                                Date:
------------------------             -------------------------------------------


Please mark, sign, date, and return this Proxy promptly.

NOTE: IF YOU RECEIVE MORE THAN ONE PROXY, PLEASE SIGN AND RETURN ALL PROXIES IN THE ACCOMPANYING ENVELOPE.